UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 07, 2026

Rare Earths Americas, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-43268	39-4918133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 W. Main Street
Manchester, Georgia		31816
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (706) 846-5063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $ 0.0001 par value	REA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(c). Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, the Board of Directors (the “Board”) of Rare Earths Americas, Inc. (the “Company”), upon the recommendation of the Compensation Committee, approved the 2026 Management Long-Term Incentive Plan (“LTIP”) program and specific equity grants for the Company’s executive officers.

2026 Management LTIP Grants

The Board approved the following long-term incentive awards for the Company’s principal executive officer and other named executive officers:

Executive Officer	Title	LTIP Award Value
Donald Swartz	Chief Executive Officer	$1,200,000
Jennifer Grafton	Chief Operating Officer	$525,000
Cheryl Kerr	Chief Accounting Officer	$250,000

Terms of the Awards

The awards consist of time-based restricted stock units ("RSUs") granted pursuant to the Company’s 2026 Equity Incentive Plan. The RSUs will vest in three equal annual installments beginning on the first anniversary of the grant date, subject to the executive’s continued service through each applicable vesting date.

The grants became effective as of the date the Company filed the Registration Statement on Form S-8 with the Securities and Exchange Commission to register the shares issuable under the 2026 Equity Incentive Plan. The number of RSUs granted to each executive was determined based on the Fair Market Value (as defined in the 2026 Equity Incentive Plan) of the Company’s common stock on the effective date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rare Earths Americas, Inc.

Date:	May 12, 2026	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton, COO, General Counsel and Secretary